Exhibit 10.9
[FORM OF INITIAL STOCKHOLDER WARRANT PURCHASE AGREEMENT]
GLOBAL LOGISTICS ACQUISITION CORPORATION
INITIAL STOCKHOLDER WARRANT
PURCHASE AGREEMENT
     THIS INITIAL STOCKHOLDER WARRANT PURCHASE AGREEMENT (the “Agreement”) is made as of February                     ,  2006 by and between Global Logistics Acquisition Corporation, a Delaware corporation (the “Company”), on the one hand, and each of the undersigned parties listed under Initial Stockholders on the signature page hereto, on the other hand (collectively, the “Initial Stockholders” or, individually, an “Initial Stockholder”). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 7 hereof.
     WHEREAS, the Initial Stockholders are officers and directors of the Company with the exception of John Burns, Jr., who is a special advisor and founding stockholder of the Company, and Charles Royce, who is a founding stockholder of the Company; and
     WHEREAS, in furtherance of the Company’s plan to obtain funding through an initial public offering (the “Offering”) of its units (the “Units”), each Unit consisting of one share of common stock (the “Unit Common Stock”) and one warrant to purchase one share of common stock (the “Unit Warrants” or a “Unit Warrant”) and to demonstrate the commitment of the Initial Stockholders of the Company to this plan, the Initial Stockholders desire to make an investment in the Company by purchasing 2,272,727 warrants (the “Initial Stockholder Warrants” or an “Initial Stockholder Warrant” ) on the terms and conditions described herein; and
     WHEREAS, the consummation of this Agreement is contemplated in the prospectus (as amended or supplemented from time to time, the “Prospectus”) included in the Company’s registration statement on Form S-1, SEC File No. 333-128591 (as amended from time to time, the “Registration Statement”) and filed with the Securities and Exchange Commission (the “Commission”).
     NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:
     Section 1. Authorization, Purchase and Sale; Terms of the Initial Stockholder Warrants.
          A. Authorization of the Initial Stockholder Warrants. The Company has authorized, and hereby ratifies such authorization by execution hereof, the issuance and sale to the Initial Stockholders of an aggregate of 2,272,727 Initial Stockholder Warrants.
          B. Purchase and Sale of the Initial Stockholder Warrants. The Company shall sell to the Initial Stockholders, or, in the case of Messrs. Burns and Royce, to their designated Affiliates (each, a “Designated Affiliate”), and subject to the terms and conditions set forth herein, the Initial Stockholders, or, in the case of Messrs. Burns and Royce, their Designated Affiliates, shall severally purchase from the Company, contemporaneously with the closing of the IPO, an aggregate of 2,272,727 Initial Stockholder Warrants. Each Initial Stockholder shall purchase that number of the Initial Stockholder Warrants as is set forth opposite his name in the table contained in Exhibit A hereto; provided, that in the case of Messrs. Burns and Royce, their Designated Affiliates shall purchase such Initial Stockholder Warrants on their behalf. The purchase price of each Initial Stockholder Warrant shall be $1.10 per warrant (the “Purchase Price”), which shall be paid in immediately available funds through wire transfers to the trust account (the “Trust Account”) to be established pursuant to that certain Investment Management Trust Agreement by and between the Company and The Bank of New York (the “Trustee”), dated the date of the closing of the Offering. The Purchase Price shall be wired to the Trust Account by the Initial Stockholders 24 hours prior to the closing of the Offering. Amounts so received in the Trust Account shall be credited against the respective purchase obligations of the Initial Stockholders as described on Exhibit A hereto.

          C. Terms of the Initial Stockholder Warrants. Each Initial Stockholder Warrant shall upon exercise and payment of the exercise price specified therein entitle the holder to purchase one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). In addition, the Initial Stockholder Warrants shall carry rights and terms identical to those possessed by the Unit Warrants described in the Registration Statement, subject to the following exceptions: the Initial Stockholder Warrants (i) will be subject to the lock-up agreement (the “Lock-Up Agreement”) to be signed contemporaneously herewith between the Initial Stockholders and BB&T Capital Markets, a division of Scott & Stringfellow, Inc., as representative of the underwriters for the Offering (the “Representative”), (ii) will be non-redeemable so long as the Initial Stockholders hold such warrants following their issuance by the Company to such Initial Stockholders, and (iii) together with the shares of Common Stock underlying the Initial Stockholder Warrants, are and will be entitled to registration rights under the registration rights agreement (the “Registration Rights Agreement”) to be signed contemporaneously herewith between the Initial Stockholders and the Company. Except as specifically provided in this Agreement, the terms of the Initial Stockholder Warrants shall in all other respects be as set forth in the Warrant Agreement relating to the Unit Warrants by and between the Company and the Trustee. In the event of any conflict between this Agreement and the Warrant Agreement, the terms and provisions of which are incorporated herein by reference, this Agreement shall control.
     Section 2. The Closing. The closing of the purchase and sale of the Initial Stockholder Warrants to the Initial Stockholders (the “Closing”) shall take place at the offices of the Representative at or immediately prior to the closing of the IPO. At the Closing, the Company shall deliver warrant certificates evidencing the Initial Stockholder Warrants to be purchased by the Initial Stockholders hereunder, registered in each Initial Stockholder’s name, upon the payment of the aggregate purchase price therefor, by wire transfer of immediately available funds to the Trust Account.
     Section 3. Representations, Warranties and Covenants of Initial Stockholders. As a material inducement to the Company to enter into this Agreement and issue and sell the Initial Stockholder Warrants to the Initial Stockholders, the Initial Stockholders hereby severally represent, warrant and covenant to the Company (which representations, warranties and covenants shall survive the Closing) that:
          A. Capacity and State Law Compliance. Each Initial Stockholder is an individual over the age of 21 years with the legal capacity to execute and perform the obligations imposed on each of the Initial Stockholders hereunder. Each Initial Stockholder has engaged in the transactions contemplated by this Agreement within a state in which the offer and sale of the Initial Stockholder Warrants is permitted under applicable securities laws. The Initial Stockholder understands and acknowledges that (i) the transfer of the Initial Stockholder Warrants; (ii) the purchase of Common Stock on exercise of the Initial Stockholder Warrants, and (iii) the transfer of the Common Stock underlying the Initial Stockholder Warrants subsequent to exercise of the Initial Stockholder Warrants, may require the registration of such Common Stock under Federal and/or state securities laws or the availability of an exemption from such registration requirements. Each Initial Stockholder understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, each Initial Stockholder represents that he is familiar with Rule 144 adopted pursuant to the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act. Each Initial Stockholder is able to bear the economic risk of its investment in the Securities for an indefinite period of time.
   B. Authorization; No Breach.
            (i) This Agreement constitutes a valid and binding obligation of each Initial Stockholder, enforceable in accordance with its terms.

          (ii) The execution and delivery by Initial Stockholders of this Agreement and the fulfillment of and compliance with the respective terms hereof by Initial Stockholders do not and shall not as of the Closing conflict with or result in a breach of the terms, conditions or provisions of any other agreement, instrument, order, judgment or decree to which Initial Stockholder is subject.
C. Investment Representations.
          (i) Each of the Initial Stockholders is acquiring the Initial Stockholder Warrants and, upon exercise thereof, the Common Stock issuable upon such exercise (collectively, the “Securities”) for his own account, for investment only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.
          (ii) Each Initial Stockholder is an “accredited investor” as defined in Rule 501(a)(3) of Regulation D.
          (iii) Each Initial Stockholder understands that the Securities are being offered and sold to him in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Initial Stockholder’s compliance with, the representations, warranties and agreements of Initial Stockholder set forth herein in order to determine the availability of such exemptions and the eligibility of Initial Stockholder to acquire such securities.
          (vii) Each Initial Stockholder initiated discussions with the Company relating to the purchase and sale of the Securities contemplated by this Agreement on an unsolicited basis prior to the date of this Agreement. The Initial Stockholders did not initiate such discussions, nor did Initial Stockholders decide to enter into this Agreement, as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the “Securities Act”), including the filing of the Registration Statement.
          (vi) Each Initial Stockholder has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Initial Stockholder. Each Initial Stockholder has been afforded the opportunity to ask questions of the other executive officers and directors of the Company. Each Initial Stockholder understands that his investment in the Securities involves a high degree of risk. Each Initial Stockholder has sought such accounting, legal and tax advice as he has considered necessary to make an informed investment decision with respect to his acquisition of the Securities.
          (vii) Each Initial Stockholder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
          (viii) Each Initial Stockholder is an investor in securities of companies in the development stage and acknowledges that he is able to fend for himself, has knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder. Each Initial Stockholder has adequate means of providing for his current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. Each Initial Stockholder can afford a complete loss of his investment in the Securities.
          (ix) Without in any way limiting the representations set forth above, the Initial Stockholders agree not to make any disposition of all or any portion of the Securities unless and until:

          (1) There is then in effect a registration statement under the Securities Act and applicable state securities laws covering such proposed disposition and such disposition is made in accordance with such registration statement; or
          (2)(i) The Initial Stockholder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Initial Stockholder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act or applicable state securities laws. Notwithstanding the foregoing, each Initial Stockholder also understands and acknowledges that the transfer or exercise of the Initial Stockholder Warrants is subject to the specific conditions to such transfer or exercise as outlined herein, as to which each Initial Stockholder specifically assents by his execution hereof.
    F. No Group. By virtue of the Initial Stockholders purchasing the Initial Stockholder Warrants under this Agreement, such participation shall not be construed so as to make any of the Initial Stockholders part of, or a participant in, a “group” as defined in Rule 13d-5 of the Exchange Act with respect to any securities of the Company.
    G. Rescission Right Waiver and Indemnification.
          (i) Each of the Initial Stockholders understands and acknowledges that an exemption from the registration requirements of the Securities Act requires that there be no general solicitation of purchasers of the Initial Stockholder Warrants. In this regard, if the Offering of the Units were deemed to be a general solicitation with respect to the Initial Stockholder Warrants, the offer and sale of such Initial Stockholder Warrants may not be exempt from registration and, if not, the Initial Stockholders may have a right to rescind their purchases of the Initial Stockholder Warrants. In order to facilitate the completion of the Offering and in order to protect the Company, its stockholders and the Trust Account from claims that may adversely affect the Company or the interests of its stockholders, each of the Initial Stockholders hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of his purchase of the Initial Stockholder Warrants. Each of the Initial Stockholders acknowledges and agrees that this waiver is being made in order to induce the Company to sell the Initial Stockholder Warrants to the Initial Stockholders. Each Initial Stockholder agrees that the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims, or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith (collectively, “Losses and Expenses”) including attorneys’ and expert witness fees and disbursements and all other expenses incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Initial Stockholder Warrants hereunder or relating to the purchase of the Initial Stockholder Warrants and the transactions contemplated hereby.
          (ii) Each Initial Stockholder agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with his purchase of the Initial Stockholder Warrants or any Claim, including Losses and Expenses relating thereto, that may arise now or in the future.
          (iii) The Initial Stockholders acknowledge and agree that the stockholders of the Company, including those who purchase the Units in the Offering, are and shall be third-party beneficiaries of the foregoing provisions of Section 3(G) of this Agreement.
          (v) Each Initial Stockholder agrees that to the extent any waiver of rights under this Section 3(G) is ineffective as a matter of law, each Initial Stockholder has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Each Initial Stockholder acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.
     Section 4. Conditions of the Initial Stockholders’ Obligations at the Closing. The obligation of the Initial Stockholders to purchase and pay for the Initial Stockholder Warrants is subject to the fulfillment, at or before the Closing, of each of the following conditions:
          A. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.
          B. Registration Statement. The Registration Statement shall have been declared effective by the Commission and the closing of the Offering shall take place within four business days of such effective date or, if the Registration Statement is declared effective before 2:00 p.m. on a business day, the closing of the Offering shall take place within three business days of such effective date.
     Section 5. Conditions of the Company’s Obligations at the Closing. The obligations of the Company to the Initial Stockholders under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:
          A. Representations and Warranties. The representations and warranties of Initial Stockholders contained in Section 3 shall be true at and as of the Closing as though then made.
          B. Performance. The Initial Stockholders shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.
          C. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Initial Stockholder Warrants hereunder.
     Section 8. Termination. This Agreement may or will be terminated at any time prior to the consummation of the Closing under the following described circumstances:
          (i) automatically upon the mutual written consent of the Company and the Initial Stockholders;
          (ii) by either of the Company or the Initial Stockholders by delivery of written notice thereof, if the Offering shall not have been consummated prior to the one-month anniversary of the date of this Agreement; or
          (iii) automatically if the Offering is not closed within the time periods described in the Underwriting Agreement after the Registration Statement is declared effective.
     Section 6. Survival of Representations and Warranties. All of the representations and warranties contained herein, and the waiver and indemnification provisions set forth in Section 3(G) hereto, shall survive the Closing, except as otherwise specifically provided herein
     Section 7. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth:
     “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.
     “Common Stock” is defined in Section 1(A) of this Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or any department, agency or political subdivision thereof.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Securities and Exchange Commission” or “Commission” means the United States Securities and Exchange Commission.
     Section 8. Miscellaneous.
          A. Legends.
          (i) The certificates evidencing the Initial Stockholder Warrants will include the legend set forth in the Lock-Up Agreement.
          (ii) By accepting the certificates bearing the aforesaid legend, each Initial Stockholder agrees, prior to any permitted transfer of the Securities represented by the certificates and subject to the restrictions contained herein, to give written notice to the Company expressing his desire to effect such transfer and describing briefly the proposed transfer.
          (iii) The Company may, from time to time, make stop transfer notations in its records and deliver stop transfer instructions to its transfer agent to the extent its counsel considers it necessary to ensure compliance with the Securities Act and the applicable state securities acts.
          B. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement.
          C. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
          D. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.
          E. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.
          F. Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The Company and the Initial Stockholders irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the New York State Supreme Court in the Borough of Manhattan, in any action arising out of or relating to this Agreement, agree that all claims in respect of the action may be heard and determined in any such court and agree not to bring any action arising out of or relating to this Agreement in any other court. In any action, the Company and the Initial Stockholders irrevocably and unconditionally waive and agree not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above court, that such action is brought in an inconvenient forum or that the venue of such action is improper. Without limiting the foregoing, the Company and the Initial Stockholders agree that service of process at each parties respective addresses as provided for in Section 6.2 above shall be deemed effective service of process on such party.

          G. Waiver of Jury Trial. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Insider in the negotiation, administration, performance or enforcement hereof.
          H. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent:
If to the Company:
Global Logistics Acquisition Corporation
330 Madison Avenue, Sixth Floor
New York, NY 10017
Attention: Chief Executive Officer
with a copy to:
Sutherland Asbill & Brennan LLP
1275 Pennsylvania Avenue
Washington, DC 20004
Attention: Cynthia M. Krus
If to an Initial Stockholder, to the address set forth below such Insider’s name on the signature pages hereof.
with a copy to:
Sutherland Asbill & Brennan LLP
1275 Pennsylvania Avenue
Washington, DC 20004
Attention: Cynthia M. Krus
           I. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Initial Stockholder Warrant Purchase Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

GLOBAL LOGISTICS ACQUISITION CORPORATION

By:

Name: Gregory E. Burns
Title: Chief Executive Officer and President

INITIAL STOCKHOLDERS:

By:

James J. Martell

c/o Global Logistics Acquisition Corporation 330 Madison Avenue, Sixth Floor New York, NY 10017

By:

Gregory E. Burns

c/o Global Logistics Acquisition Corporation 330 Madison Avenue, Sixth Floor New York, NY 10017

By:

Mitchel S. Friedman

c/o Global Logistics Acquisition Corporation 330 Madison Avenue, Sixth Floor New York, NY 10017

By:

Donald G. McInnes

c/o Global Logistics Acquisition Corporation 330 Madison Avenue, Sixth Floor New York, NY 10017

By:

Edward W. Cook

c/o Global Logistics Acquisition Corporation 330 Madison Avenue, Sixth Floor New York, NY 10017

By:

Maurice Levy

c/o Global Logistics Acquisition Corporation 330 Madison Avenue, Sixth Floor New York, NY 10017

By:

John J. Burns, Jr.

c/o Alleghany Corporation 161 Cherry Street New Canaan, CT 06840

By:

Charles M. Royce

c/o Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019

Exhibit A

Number of Initial
Name	Stockholder Warrants
James Martell	431,818
Gregory Burns, CFA	386,364
Mitchel Friedman	90,909
Donald McInnes	59,091
Edward Cook	90,909
Maurice Levy	27,273
John Burns, Jr.	181,818
Charles Royce	1,004,545